SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)April 25, 2008

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ		08830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registration Rights Agreement entered into on January 3, 2008 by and among Pharmos Corporation, New Enterprise Associates 10, Limited Partnership (affiliated with Charles W. Newhall, III, a Director of Pharmos), Lloyd I. Miller, III (a Director of Pharmos), Robert F. Johnston (Executive Chairman of Pharmos) and Venrock Associates, Venrock Associates III, L.P., and Venrock Entrepreneurs Fund III, L.P. (all of which are affiliated with Anthony B. Evnin, a Director of Pharmos) in connection with the sale of Pharmos’s 10% Convertible Debentures due November 2012 was amended on April 25, 2008. The amendment provides that (i) the Company shall use commercially reasonable efforts to cause the registration statement to be declared effective by the Commission not later than the earlier of (a) December 31, 2008 or (b) the fifth business day following the date on which the Company is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments and (ii) liquidated damages shall be payable by the Company if the registration statement is not declared effective by the Commission on or before December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

4.1	Amendment No. 1 to Registration Rights Agreement dated as of April 25, 2008 by and among Pharmos Corporation and the Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of May, 2008.

  PHARMOS CORPORATION

By:	/s/ S. Colin Neill
Name:	S. Colin Neill
Title:	President and Chief Financial Officer